Remuneration Agreement between

SanguiBioTech International, Inc., (a Colorado company),

1393 North Bennett Circle

Farmington, Utah 84025 hereafter "the Company"

duly represented by its President

Thomas Striepe c/o Feedback AG Neuer Wall 52

20352 Hamburg, Germany

and

Joachim Flei'ng

Am Vogelherd 43

35043 Marburg, Germany.

hereafter "Joachim Flerng"

I.

Duties

In accordance with the instructions of the board of directors as may be given from time to time Joachim Fleing will be in charge of the duties as promulgated by sections 4.071etters (d) (Treasurer) and (f) (Secretary) of tn1fb i laws of the company.

Moreover, Joachim Fleing shall in accordance with the instructions of the board of directors write and distribute the press releases of the corporation and carry out other media activities as instructed by the Board of Directors.

Other activities may be assigned to him by the Board of Directors from time to time by explicit resolution.

II.   Remuneration

For carrying out the activities as listed above, Joachim Fleing will charge an hourly rate of EUR60.00. Should services covering an entire day or several days in a row be requested by the Board of directors, the daily rate will be limited to EUR720.00. Billable hours will be documented by detailed schedules on a thirty minute basis. Travel cost and out-of-pocket expenses will be charged as they occur and as documented without any surcharge. Mileage for the use of a private car will be at EUR0.50 per kilometer. Invoices will be submitted at the end of each month.

If appropriate, flat fees may be agreed upon from time to time for larger projects.

Ill.  Cancellations

(1) Upon signing of this agreement the service contract of July 2002 as signed as well as any later confirmations or amendments based on it shall be deemed cancelled and expire with immediate effect.

(2) The present agreement can be cancelled by either party at two weeks' notice.

IV. Severability Clause

Should any individual provision of this agreement be or become invalid, or should there prove to be an omission, this will not affect the validity of the remaining provisions. The invalid provision will be replaced by one which onomically corresponds to what the Parties would have intended.

                                                                                                   l

Thomas Striepe

Sangui BioTech International, Inc.

Hamburg, February 24, 2012

Marburg, February

2012

Endnotes

e,